UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

U.S. RARE EARTHS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12 Gunnebo Drive, Lonoke, Arkansas 48152
(Address of Principal Executive Offices)

(501) 676-2994
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 25, 2013, the Company received notice that the Eighth Judicial District Court, Clark County, Nevada (Case No. A668230-B, Dept. Thirteen, Las Vegas NV 89155) had preliminarily approved the Settlement Agreement and General Release (the “Settlement Agreement”) between the Company and H. Deworth Williams, Edward Cowle, Geoff Williams and Blue Cap Development Corp. The preliminary approval requires a final settlement hearing to be held on May 23, 2013. Further the Company agreed to file (a) a Form 8-K within fourteen days of April 23, 2013 with the Settlement Agreement; (b) post the Settlement Agreement on the Company website; and (c) mail the Settlement Agreement to all shareholders. Any objecting shareholders have until 5days before May 23, 2013 to file their objections with the Eighth Judicial District Court, Clark County, Nevada and counsel for the parties.

The Settlement Agreement approved by the court is the same Settlement Agreement in all material respects that was described in detail in the Company’s Annual Report on 10-K filed with the SEC on April 8, 2013.

The description of the Settlement Agreement in the Company’s Form 10-K is intended only as a summary.  The full Settlement Agreement is included as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1
Notice of Proposed Settlement, Settlement Hearing, and Right to Appear dated April 24, 2013 by and between U.S. Rare Earths, Inc. and  H. Deworth Williams, Edward Cowle, Geoff Williams and Blue Cap Development Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTHS, INC.

Date: April 29, 2013	By:	/s/ Kevin Cassidy
Name: Kevin Cassidy
Title: Chief Executive Officer

 Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1
Notice of Proposed Settlement, Settlement Hearing, and Right to Appear dated April 24, 2013 by and between U.S. Rare Earths, Inc. and  H. Deworth Williams, Edward Cowle, Geoff Williams and Blue Cap Development Corp.